UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2006

(Date of report)

May 8, 2006

(Date of earliest event reported)

Sotheby's Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	1-9750	38-2478409
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

38500 Woodward Avenue, Suite 100 Bloomfield Hills, Michigan	48303
(Address of principal executive offices)	(Zip Code)

(248) 646-2400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Shareholder Approval of Amended and Restated Restricted Stock Plan

At the Company’s 2006 Annual Meeting of Shareholders on May 8, 2006, the shareholders of Sotheby’s Holdings, Inc., a Michigan corporation (the “Company”), approved the Company’s Amended and Restated Restricted Stock Plan (the “Restricted Stock Plan”). The Restricted Stock Plan provides for the issuance of restricted stock awards in the form of the Company’s Class A Limited Voting Common Stock to employees of the Company and its subsidiaries.

The principal features of the Restricted Stock Plan are summarized under the caption “Proposal 5-Approval of Amended and Restated Restricted Stock Plan” in the Company’s definitive Proxy Statement for such meeting, filed with the Securities and Exchange Commission on April 15, 2006 (the “2006 Proxy Statement”). The foregoing description and the 2006 Proxy Statement summary of the Plan are qualified in their entirety by reference to the Restricted Stock Plan itself, a copy of which has been previously filed with the Securities and Exchange Commission on May 9, 2006 as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 and is hereby incorporated by reference in this Form 8-K as Exhibit 10.1.

Amendment of 1997 Stock Option Plan

On March 31, 2006, the Board of Directors of the Company approved an amendment to the Company’s 1997 Stock Option Plan, as amended (the “Stock Option Plan”), the effectiveness of which was contingent upon shareholder approval of the Restricted Stock Plan, which occurred on May 8, 2006. The Stock Option Plan amendment, among other things (i) reduces the number of shares of the Company’s Class A Limited Voting Common Stock reserved for issuance under the Stock Option Plan by 6,955,500 shares, from 14,900,000 to 7,944,500, of which 500,830 shares remain available for future grants, and (ii) modifies certain provisions of the Stock Option Plan in connection with the Company’s anticipated reincorporation in the State of Delaware. The foregoing description of this amendment is qualified in its entirety by reference to the amendment itself, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein.

Grant of Restricted Stock to Chief Executive Officer

On May 9, 2006, the Compensation Committee of the Board of Directors awarded 300,000 shares of restricted stock to William F. Ruprecht, its President and Chief Executive Officer. This award was made pursuant to the requirements of the employment arrangement between the Company and Mr. Ruprecht, the material terms of which are described in the Company’s 2006 Proxy Statement under the caption “Compensation of Executive Officers – Employment Agreements and Related Matters.” A copy of the Letter Agreement between the Company and Mr. Ruprecht and the related Terms of Employment was filed with the Securities and Exchange Commission on May 9, 2006 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q.

Item 2.02 Results of Operations and Financial Condition

On May 8, 2006, the Company issued a press release discussing its results of operations for the quarter ended March 31, 2006. This press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Jeffrey H. Miro did not stand for reelection as a Director of the Company at the Company’s Annual Meeting of Shareholders on May 8, 2006 and, accordingly, retired from the Board of Directors on that date.

Item 8.01 Other Events.

As reported in the Company’s Form 10-Q for the period ended March 31, 2006, the Company has recently experienced a significant level of employee stock option exercises, when compared to prior periods. As a result, management expects weighted average diluted shares outstanding for the quarter ended June 30, 2006 to be in the range of 61 million to 61.5 million. Management anticipates continuing stock option exercises in the future. (See statement on Forward Looking Statements.)

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1

Sotheby’s Holdings, Inc. Amended and Restated Restricted Stock Plan, incorporated  by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 9, 2006.

	10.2	Eighth Amendment to the Sotheby’s Holdings, Inc. 1997 Stock Option Plan, as amended, dated May 8, 2006

	99.1	Sotheby’s Holdings, Inc. earnings press release for the quarter ended March 31, 2006

FORWARD LOOKING STATEMENTS

This Form 8-K contains certain forward looking statements; as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. Major factors which the Company believes could cause the actual results to differ materially from the predicted results in the forward looking statements include, but are not limited to, the factors listed in the Company’s Form 10-Q for the period ended March 31, 2006 under Item 1A, “Risk Factors,” which are not ranked in any particular order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S HOLDINGS, INC.

By:	/s/ Michael L. Gillis

Michael L. Gillis Senior Vice President, Controller and Chief Accounting Officer

Date:	May 12, 2006